UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 31, 2010
THE TALBOTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Talbots Drive, Hingham, Massachusetts 02043
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (781) 749-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 1.01 Entry into a Material Definitive Agreement.
First Amendment to Credit Agreement
On August 31, 2010, The Talbots, Inc. (“Talbots” or the “Company”) entered into a First Amendment to Credit Agreement (the “First Amendment”), which modified the Credit Agreement dated as of April 7, 2010 (the “Credit Agreement”), by and among, the Company, as a borrower, Talbots Classics Finance Company, Inc., a Delaware corporation, as a borrower (“TCFC”), The Talbots Group Limited Partnership, a Massachusetts limited partnership, as a borrower (“TGLP” and, together with Talbots and TCFC, collectively, the “Borrowers”, and, each a “Borrower”), the Company, as Borrower Representative, each other person from time to time party thereto as a “Credit Party”, and General Electric Capital Corporation, as Agent (in such capacity, the “Agent”) for the financial institutions from time to time party thereto (collectively, the “Lenders” and individually each a “Lender”) and for itself as a Lender, and such Lenders. Under the First Amendment, the Borrowers and Lenders have agreed to the following improved terms:
•	reduce the interest rates by one hundred basis points on loan amounts under the Credit Agreement for Loans provided by Lenders, to either (a) three-month LIBOR plus 3.00% to 3.50%, or (b) Base Rate plus 2.00% to 2.50%, in each case, depending on certain availability thresholds;

•	eliminate the Fee Rate of 1.00% for a Total Facility Unused Ratio greater than 75%, and apply a maximum 0.75% Fee Rate for a Total Facility Unused Ratio greater than 50%;

•	reduce by one-half (1/2) the rates applicable to Documentary Letters of Credit; and

•	extend the time period during which a prepayment premium will be assessed upon the reduction or termination of the Revolving Loan Commitments from April 7, 2011 to April 7, 2012.
Concurrently with the execution of the First Amendment, the Borrowers and the Agent entered into a (a) Master Agreement for Documentary Letters of Credit and (b) Master Agreement for Standby Letters of Credit (the agreements identified in clauses (a) and (b), collectively, the “Master Agreements” and each a “Master Agreement”), pursuant to which Agent or its Affiliate will provide either documentary or standby letters of credit at the request of a Borrower to various beneficiaries on the terms set forth in the applicable Master Agreement, subject to any applicable limitations set forth in the Credit Agreement.
The foregoing summary is subject in all respects to the actual terms of the First Amendment and Credit Agreement. A copy of the First Amendment is filed herewith as Exhibit 10.1 and incorporated herein by reference. Copies of the Master Agreements are filed herewith as Exhibit 10.2 and 10.3 and are incorporated herein by reference. Any representations and warranties of a party set forth in the First Amendment and Master Agreements have been made solely for the benefit of the other party to the agreement, and should not be relied upon to provide investors with any other factual or disclosure information regarding the parties or their respective businesses.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.

10.1	First Amendment to Credit Agreement, dated August 31, 2010, by and among, the Company, TCFC, TGLP, each as borrower, the subsidiaries of the Company from time to time party thereto, as guarantors, and General Electric Capital Corporation, as Agent, for the financial institutions from time to time party thereto, and as a lender.
10.2	Master Agreement for Documentary Letters of Credit, dated August 31, 2010, by General Electric Capital Corporation, the Company, TCFC, TGLP, Talbots Classics, Inc., Talbots Import, LLC, Birch Pond Realty Corporation, Talbots International Retailing Limited, Inc., Talbots (U.K.) Retailing Limited, and Talbots (Canada), Inc.
10.3	Master Agreement for Standby Letters of Credit, dated August 31, 2010, by General Electric Capital Corporation, the Company, TCFC, TGLP, Talbots Classics, Inc., Talbots Import, LLC, Birch Pond Realty Corporation, Talbots International Retailing Limited, Inc., Talbots (U.K.) Retailing Limited, and Talbots (Canada), Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.
Dated: August 31, 2010	By:	/s/ Michael Scarpa
		Name:	Michael Scarpa
		Title:	Chief Operating Officer, Chief Financial Officer and Treasurer